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                                                                EXHIBIT 23(b)





INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-2093 on Form S-1 of our reports dated February 12, 1997, accompanying the financial statements and financial statement schedules of Valley Forge Life Insurance Company, appearing in the Prospectus and Part II
Item 16(b), respectively which are part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



Deloitte & Touche LLP
Chicago, Illinois

April 11, 1997